Exhibit 3.3

Bylaws

of

Collegium Pharmaceutical, Inc.

(a Virginia corporation)

i

ii

COLLEGIUM PHARMACEUTICAL, INC.
BYLAWS

ARTICLE 1

Purposes

1.1                               Purposes.  The purposes of Collegium Pharmaceutical, Inc. (the “Corporation”) shall include the exercise of any and all powers and privileges now or hereafter conferred by the general laws of the Commonwealth of Virginia upon corporations formed under such laws.

ARTICLE 2

Meetings of Shareholders

2.1                               Places of Meetings.  All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”).

2.2                               Annual Meetings.  The annual meeting of the shareholders, for the election of Directors and transactions of such other business as may come before the meeting, shall be held on such date as is fixed by the Board.

2.3                               Special Meetings.  A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or the President, by a majority of the Board of Directors, or by shareholders together holding at least a majority of the number of shares of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

2.4                               Notice of Meetings.  Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting at his address which appears in the share transfer books of the Corporation.  Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

2.5                               Quorum.  Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.   If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

2.6                               Telephonic Meetings.  Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this paragraph shall constitute presence in person at a meeting.

2.7                               Voting.  At any meeting of the shareholders each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote.  Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

2.8                               Inspectors.  An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting.  Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

2.9                               Action Without Meeting. Action required or permitted to be taken by the Virginia Stock Corporation Act (the “Act”) at a shareholders’ meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action.

(a)                                 Notwithstanding the preceding paragraph, action required or permitted by the Act to be taken at a shareholders meeting may be taken without a meeting and without prior notice, if the action is taken by shareholders who would be entitled to vote at a meeting of holders of outstanding shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote thereon were present and voted.

(b)                                 The action shall be evidenced by one or more written consents describing the action taken, signed by the shareholders entitled to take such action without a meeting and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.  Any action taken by written consent shall be effective according to its terms when all consents are in possession of the Corporation.  A shareholder may withdraw his consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.  Action taken under this Section 2.9 of these Bylaws is effective as of the date specified in the consent provided the consent states the date of execution by each shareholder.

(c)                                  If action is to be taken under the Act or this Section 2.9 of these Bylaws by less than all of the shareholders entitled to vote on the action, the Corporation shall give to all the shareholders on the record date who are entitled to vote on the matter written notice of the proposed action not less than five (5) days before the action is taken.  The notice shall contain or be accompanied by the same material that under the Act would have been required to be sent to shareholders in a notice of meeting at which the action would have been submitted to the shareholders for action.

(d)                                 If the Act or these Bylaws requires notice of proposed action to be given to nonvoting shareholders, if any, and the action is to be taken by unanimous consent of the voting shareholders, the corporation shall give its nonvoting shareholders written notice of the proposed action at least five (5) days before the action is taken.  The notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

ARTICLE 3

Directors

3.1                               General Powers.  The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all the powers of the Corporation shall be vested in such Board.

3.2                               Number of Directors.  The number of Directors constituting the Board of Directors shall initially be six (6).  The number of directors may be fixed or changed from time to time by the Board of Directors.

3.3                               Election and Removal of Directors; Quorum.

(a)                                 Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

(b)                                 Unless otherwise agreed by contract, Directors shall hold offices for terms of one year or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal.  Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

(c)                                  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next shareholders’ meeting at which directors are elected.

(d)                                 A majority of the number of Directors prescribed in these Bylaws shall constitute a quorum for the transaction of business.  The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  Less than a quorum may adjourn any meeting.

3.4                               Meeting of Directors.  An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of the shareholders at such place as the Board may designate.  Other meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the Vice Chairman of the Board, the President or any one of the Directors.  The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four (24) hours’ written notice by mail, private carrier, telegraph, telephone, telecopy, facsimile or electronic mail (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board.  Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting.  The notice of meetings of the Board need not state the purpose of the meeting.

3.5                               Action Without Meeting.  Unless the Articles of Incorporation provide otherwise, action required or permitted by the Act to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board.  The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, indicating the date of execution, and included in the minutes or filed with the corporate records reflecting the action taken.  A written consent and the signing thereof may be accomplished by one or more electronic transmissions. Action taken under this Section 3.5 of these Bylaws is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution by each director. A consent signed under this Section 3.5 of these Bylaws has the effect of a meeting vote and may be described as such in any document.

3.6                               Telephonic Meetings. Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other.  Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

3.7                               Compensation.  By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

ARTICLE 4

Committees of the Board of Directors

4.1                               Committees.  The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two Directors; and the members, terms and authority of such committees will be as set forth in the resolutions establishing the same.

4.2                               Meetings.  Regular and special meetings of any Committee established pursuant to this Article 4 may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

4.3                               Quorum and Manner of Acting.  A majority of the members of any Committee serving at the time of any meeting thereof will constitute a quorum for the transaction of business at such meeting.  The action of a majority of those members present at a Committee meeting at which a quorum is present will constitute the act of the Committee.

4.4                               Term of Office.  Members of any Committee will be elected as above provided and will hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

4.5                               Resignation and Removal.  Any member of a Committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

4.6                               Vacancies.  Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of Directors fixed by these Bylaws.

ARTICLE 5

Officers

5.1                               Election of Officers, Terms.  The officers of the Corporation will consist of a President, a Secretary and a Treasurer.  Other officers, including a Chairman of the Board, Chief Executive Officer, one or more Vice-Presidents (whose seniority and titles, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors.  All officers will hold office until the next annual meeting of the Board of Directors and until their successors are elected.  The President will be chosen from among the Directors.  The same individual may simultaneously hold more than one office in the corporation.

5.2                               Removal of Officers, Vacancies.  Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors.  Vacancies may be filled by the Board of Directors.

5.3                               Duties.  The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors.  The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

5.4                               Duties of the President.  The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors.  He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors.  In the absence of the Chairman and the Vice Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings.  He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.  In addition, he shall perform all other duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

5.5                               Duties of the Vice Presidents.  Each Vice President, if any, shall have such powers and duties as may from time to time be assigned to him by the Board of Directors or the President.  Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

5.6                               Duties of the Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors.  He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.  The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

5.7                               Duties of the Secretary.  The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation.  He shall keep and preserve the minutes of all such meetings in permanent books.  He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

5.8                               Compensation.  The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ARTICLE 6

Indemnification

The Corporation shall provide indemnification and limitations of liability as set forth in the Corporation’s Articles of Incorporation.

ARTICLE 7

Capital Stock

7.1                               Certificates.  The shares of capital stock of the Corporation may be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.  Shares of the Stock also may be evidenced without certificates.  Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes.  If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

7.2                               Lost, Destroyed and Mutilated Certificates.  Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of any certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

7.3                               Transfer of Shares.  The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of any certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation.  The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner. Notwithstanding the provisions of this Section 7.3, in the event of a lost, destroyed or mutilated certificate, the proof of such loss or destruction as required by Section 7.2 may also function as a transfer of the shares evidenced by such certificate, if an affidavit for such loss, destruction and transfer is given by the person who is the record holder of the certificate.

7.4                               Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE 8

Right of First Refusal

8.1                               Right of First Refusal.  No shareholder shall sell, assign, transfer or otherwise dispose of any of the shares of common stock of the Corporation (excluding any shares of common stock issued upon conversion of preferred stock of the Corporation) or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

(a)         If the shareholder desires to sell or otherwise transfer any of his shares of common stock, then the shareholder shall first give written notice thereof to the Corporation.  The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

(b)         For fifteen (15) days following receipt of such notice, the Corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the shareholder, the Corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein.  In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 8.1, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors.  In the event the Corporation elects to purchase all of the shares or, with the consent of the shareholder, a lesser portion of the shares, it shall give written notice to the transferring shareholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

(c)          The Corporation may assign its rights hereunder.

(d)         In the event the Corporation and/or its assignee(s) elect to acquire any of the shares of the transferring shareholder as specified in said transferring shareholder’s notice, the Secretary of the Corporation shall so notify the transferring shareholder and settlement thereof shall be made in cash within fifteen (15) days after the Secretary of the Corporation receives said transferring shareholder’s notice; provided that if the terms of payment set forth in said transferring shareholder’s notice were other than cash against delivery, the Corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring shareholder’s notice.

(e)          In the event the Corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring shareholder’s notice, said transferring shareholder may, within the sixty (60) day period following the expiration of the option rights granted to the Corporation and/or its assignees(s) herein, transfer the shares specified in said transferring shareholder’s notice which were not acquired by the Corporation and/or its assignees(s) as specified in said transferring shareholder’s notice. All shares so sold by said transferring shareholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

8.2                               Exempt Transfers.  Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

(a)         Any transfer of shares by a shareholder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, lineal ancestor or descendant) or to a trust, partnership or limited liability company for the benefit of such members.

(b)         Any transfer of shares by a shareholder to a trust in respect of which he or she serves as trustee, provided that the trust instrument governing said trust shall provide that such shareholder, as trustee, shall retain sole and exclusive control over the voting and disposition of said shares until the termination of this right of first refusal.

(c)          Any sale of common stock in a public offering pursuant to a registration statement filed by the Corporation with the United States Securities and Exchange Commission.

(d)         Any repurchase of shares by the Corporation from officers, employees, directors or consultants of the Corporation which are subject to restricted stock purchase agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including termination of employment.

(e)          Any transfer of shares to any person who is an “affiliated person” of a shareholder, as that term is defined in the Investment Company Act of 1940.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

8.3                               Waiver of Right of First Refusal.  The provisions of this bylaw may be waived with respect to any transfer either by the Corporation, upon duly authorized action of its Board of Directors, or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the Corporation (excluding the votes represented by those shares to be transferred by the transferring shareholder).  This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the Corporation.

8.4                               Voidability of Transfer.  Any sale or transfer, or purported sale or transfer, of shares of common stock of the Corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

8.5                               Termination.  The foregoing right of first refusal shall terminate upon the earliest to occur of the following: (i) the closing of a Qualified Public Offering (as defined in the Articles of Incorporation); or (ii) immediately prior to the closing of a Deemed Liquidation Event (as defined in the Articles of Incorporation).

8.6                               Legend.  The certificates representing shares of common stock of the Corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

Notwithstanding the foregoing provisions of this Article 8, to the extent that the right of first refusal set forth herein conflicts with a right of first refusal in any written agreement between the Corporation and any shareholder of the Corporation, then the right of first refusal set forth in such written agreement shall supersede the right of first refusal set forth herein, but only with respect to the specific shareholder(s), share(s) of stock and proposed transfer(s) to which the conflict relates.

ARTICLE 9

Miscellaneous Provisions

9.1                               Seal.  The seal of the Corporation, if any, shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

9.2                               Fiscal Year.  The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

9.3                               Checks, Notes and Drafts.  Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.  When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

9.4                               Amendment of Bylaws.  Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the Board of Directors.  The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

9.5                               Voting of Shares Held.  Unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.  In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

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